Exhibit 3.4

FIRST BRANDON FINANCIAL CORPORATION

BYLAWS

Amended and Restated March 1, 2006

ARTICLE I

Meetings of Shareholders

Section 1.1. Annual Meetings. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of First Brandon Financial Corporation (the “Company”), 2 Park Street, Town of Brandon, State of Vermont, or such other place as the Board of Directors may designate, at 9:00 A.M. o’clock, on the second Wednesday of May of each year. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days, but not more than sixty (60) days prior thereto, addressed to each shareholder at his address appearing on the books of the Company. If, from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law, and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by shareholders owning, in the aggregate, not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less then ten (10) days, but not more than sixty (60) days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Company a notice stating the purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

A special meeting may be called by shareholders or the Board of Directors to amend the Articles of Incorporation or Bylaws.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the Company becomes aware of an intervening event materially affecting any matter to be voted on more than ten (10) days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Section 1.3. Conduct of Meetings. The President of the Company, or the chairperson of the Board of Directors in his absence, shall preside over and chair any meetings of shareholders. Unless another person is appointed by the chairperson of the meeting, the secretary of the Board of Directors shall act as secretary to any meetings of shareholders. The chairperson of the meeting shall have all the powers and authority vested in a presiding officer by law or practice, including such authority as may be necessary or helpful under the circumstances in order to conduct an orderly meeting. The Board of Directors may, from time to time, adopt Rules for the conduct of the annual or any special meetings of shareholders, to the extent that such Rules do not conflict with applicable law or the provisions of the Company’s Articles of Incorporation or Bylaws. Unless specifically required by such Rules, or the Bylaws or Articles of Incorporation of the Company, strict compliance with the provisions of Roberts Rules of Order, or Parliamentary Procedure is not required. Rather, in accordance with the Rules and these Bylaws, the chairperson shall have the right and duty to preserve order and conduct the meeting in accordance with such chairperson’s reasonable exercise of good faith and fundamental fairness.

A copy of the Rules of Conduct, as may be adopted from time to time by the Board of Directors, shall be available for reference at any meeting of shareholders.

Section 1.4. Business at an Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the President of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than thirty (30) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty-five (45) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such pubic disclosure was made. A shareholder’s notice to the President shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before at the annual meeting, (b) the name and address, as it appears on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that a matter is not in accordance with the provisions of this Section 1.4, and if he should so determine he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 1.5. Nominations for Director. Any shareholder who intends to nominate or cause to have nominated any candidate to the Board of Directors (other than any candidate proposed by the Company’s Board of Directors) shall notify the Company and the Comptroller of the Currency in writing, and deliver or mail to the President of the Company and to the Comptroller of the Currency not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of shareholders called for the election of directors, provided however, that if less than twenty-one (21) days notice of the meeting is given to shareholders, such nomination shall be delivered or mailed to the President of the Company and to the Comptroller not later than the close of the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholders:

(a) the names and addresses of the proposed nominee;

(b) the principal occupation of each proposed nominee;

(c) the total number of shares that to the knowledge of the notifying shareholders will be voted for each of the proposed nominees;

(d) the name and residence address of the notifying shareholder; and

(e) the number of shares owned by the notifying shareholder.

(f) a statement as to each notifying shareholder and proposed nominee stating whether the nominee or person concerned has been a participant in any proxy contest within the past ten (10) years, and, if so, the statement shall indicate the principals involved, the subject matter of the contest, the outcome thereof, and the relationship of the nominee or person to the principals;

(g) the amount of stock of the Company beneficially owned or controlled within the meaning of the federal securities laws, directly or indirectly, by each notifying shareholder; and proposed nominee;

(h) if any shares specified in (f) and (g) above were acquired in the last two (2) years, a statement of the dates of acquisition and amounts acquired on each date;

(i) a statement showing the extent of any borrowings to purchase shares of the Company specified in (f) and (g) above acquired within the preceding two (2) years, and if funds were borrowed, the material provisions of such borrowings and the names of the lenders;

(j) the details of any contract, arrangement or understanding relating to the securities of the Company, to which each proposed nominee or to which each such person is a party, such as joint venture or option arrangements, puts or calls, guaranties against loss, or guaranties of profit or arrangements as to the division of losses of profits or with respect to the giving or withholding of proxies, and the name or names of the persons with whom such contracts, arrangements or understandings exist;

(k) the details of any contract, arrangements or understandings to which each proposed nominee or to which such person is a party with any other depository institution, banking corporation, affiliate or subsidiary thereof, or bank holding company or with any officer, directors, employee, agent, nominee, attorney, or other representative thereof;

(l) a description of any arrangement or understanding of each proposed nominee and of each such person with any other person or entity regarding future employment or with respect to any future transaction to which the Company will or may be a party;

(m) a statement as to each proposed nominee and a statement as to each such person as to whether or not the nominee or person concerned will bear any part of the expense incurred in any proxy solicitation, and, if so, the amount thereof;

(n) a statement as to each proposed nominee and a statement as to each such person describing any convictions for as crime and any outstanding indictments or criminal charges pending against such person;

(o) if the proposed nominee is an attorney, a statement as to whether or not either he or any attorney or firm with whom he has a business relationship as partner, associate, employee, or otherwise, is an attorney for any banking corporation, affiliate or subsidiary thereof, or bank holding company engaged in business in Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire, Maine, or New York State (however, an affirmative disclosure by such a nominee will not disqualify such person from service as a member of the Board of Directors if, the Board of Directors, in its sole discretion, determines that no conflict of interests exists which should disqualify such nominee from serving as a Director of the Company); and

(p) the amount of stock, if any, beneficially owned or controlled within the meaning of the federal securities laws, directly or indirectly, by each proposed nominee or by members of his family residing with him or by any affiliate of him, or any group in which he is a member, in any bank, depository institution, banking corporation, affiliate or subsidiary thereof, or bank holding company, engaged in business in Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire, Maine, or New York State, other than this Company.

Nominations not made in accordance herewith may be disregarded by the chairperson of the meeting, in his/her discretion, and upon his/her instructions, the judges of election may disregard all votes cast for each such nominee.

Section 1.6. Judges of Election. Every election of directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary to the meeting a certificate, under their hands, certifying the result thereof and the names of the directors elected. The judges of election, at the request of the Chairperson of the meeting, shall act as teller of any other vote or ballot taken at such meeting, and shall certify the result thereof.

Section 1.7. Proxies. Shareholders may vote at any meeting of the shareholders by a form of proxy duly authorized in writing, but no officer or employee of this Company shall act as proxy. A form of Proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting. A form of Proxy shall be dated and shall be filed with the records of the meeting.

Section 1.8. Quorum. A majority of the outstanding shares of capital stock represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide any questions, unless otherwise provided by law or by the Articles of Incorporation.

ARTICLE II

Directors

Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the “Board”) shall have power to manage and administer the business and affairs of the Company. Except as expressed limited by law, all corporate powers of the Company shall be vested in and may be exercised by said Board.

The directors of this Company shall hold office for one (1) year and until their successors are elected and have qualified.

Section 2.2. Number. The Board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Section 2.3. Organizational Meeting. The Secretary upon receiving the certificate of the judges of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the Main Office of the Company for the purpose of organizing the new Board and electing and appointing officers of the Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practical, and in any event, within thirty (30) days thereof.

Section 2.4. Regular Meetings. The regular meetings of the Board of Directors shall be held, without notice, each and every month at the main office of the Company in accordance with the written meeting schedule adopted by the Board of Directors from time to time which shall be available during normal business hours in the President’s office at the main office of the Company. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day unless the Board shall designate some other day.

Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or President of the Company, or at the request of a majority of the directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, or in person, of each such special meeting not less than 24 hours before the date of the meeting. However, such notice can be waived by unanimous written consent of all directors.

Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors, shall decide each matter considered. A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors. If a quorum is present, the Board of Directors may take action through the vote of a majority of the directors who are present and voting.

Section 2.7. Resignation and Vacancies. A director may resign at any time by delivering notice to the Board of Directors. A resignation by a director is effective when the notice is given unless the notice of resignation specifies a later date. A resignation by any member of the Board of Directors is irrevocable upon acceptance by the Board of Directors. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for the purpose.

Section 2.8. Meetings by Telephone. Members of the Board of Directors and members of any committee designated by said Board of Directors may participate in a meeting of such Board or committee by means of a conference telephone (or similar communications equipment by means of which all persons participating in the meeting can hear each other) with the same force and effect as if the members of such Board or committee were appearing and participating in person at such meeting.

Section 2.9. Additional Qualification of Directors. In addition to the legal qualification requirements for directors set forth in applicable federal law, no person shall be a member of the Board of Directors (a) who (except for the president who must be a director) is not a resident prior to his election of a town, village or municipality within the primary service area of the Company, or (b) who beneficially owns or controls, directly or indirectly, more than ten percent of the outstanding shares of any bank, depository institution, banking corporation, affiliate or subsidiary thereof, other than First Brandon National Bank, or bank holding company engaged in business in Vermont, or (c) who is a director, officer, employee, agent, nominee or attorney of any other bank, depository institution, banking corporation, affiliate or subsidiary thereof, or bank holding company engaged in business in Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire, Maine or New York State (however, this qualification will not serve to disqualify a person from serving as a member of the Board of Directors, if the Board of Directors, in its sole discretion, determines that no conflict of interests exists which should disqualify such nominee from serving as a Director of the Company) or (d) who has or is the nominee of anyone or is acting in concert with anyone who has any contract, arrangement or understanding with any other bank, depository institution, banking corporation, or affiliate or subsidiary thereof, or bank holding company or with any officer, director, employee, agent, nominee, attorney or other representative thereof that he will reveal or in any way utilize information obtained as a director or that he will, directly or indirectly, attempt to effect or encourage any action, or influence the management or control of, this Company, or (e) who does not own an equity interest in the Company equal to or greater than $1,000 based upon either the Company’s book value, par value or aggregate fair market value on the date it was purchased or the date the person became a director.

A director may hold his or her qualifying interest through profit sharing plans, individual retirement accounts, retirement plans, and similar arrangements, provided the director retains beneficial ownership and legal control over the shares.

The following are not shares held by a director in his or her own right:

(1) shares pledged by the holder to secure a loan. However, all or part of the funds used to purchase the required qualifying equity interest may be borrowed from any party, including the Company or its affiliates;

(2) shares purchased subject to an absolute option vested in the seller to repurchase the shares within a specified period; and

(3) shares deposited in a voting trust where the depositor surrenders:

(i) legal ownership (depositor ceases to be registered owner of the stock);

(ii) power to vote the stock or to direct how it shall be voted; or

(iii) power to transfer legal title to the stock.

Section 2.10. Honorary or Advisory Members. Honorary or Advisory members of the Board of Directors, without voting power or power of final decision in matters concerning the business of the Company, may be appointed by resolution of a majority of the full Board of Directors. Honorary or Advisory Directors shall not be counted to determine the number of directors of the Company or the presence of a quorum in connection with any Board action, and shall not be required to own qualifying shares.

Honorary or Advisory members of the Board of Directors may attend such meetings as the Board of Directors shall from time-to-time determine and shall perform such advisory functions as the Board of Directors shall from time-to-time assign to them and receive such fees for their service as the Board of Directors shall from time-to-time determine.

Any listing of Honorary or Advisory members of the Board of Directors must distinguish between them and the Company’s Board of Directors or indicate their honorary or advisory status.

ARTICLE III

Committees of the Board

Section 3.1. Executive Committee. There may be an Executive Committee composed of three directors, appointed by the Chairperson annually or more often. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all the power and authority of the Board of Directors that may be lawfully delegated by the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, except to the extent, if any, that such powers and authority shall be limited by the appointment of the Executive Committee. The Executive Committee shall keep minutes of its meeting, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

Section 3.2. Audit Committee. There shall be an Audit Committee composed of not less than three independent directors, exclusive of any active officers, appointed by the Chairperson annually or more often, whose duty it shall be to make an examination at least once during each calendar year and within 15 months of the last such examination into the affairs of the Company or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the Company is in a sound condition, whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes in the manner of conducting the affairs of the Company as shall be deemed advisable.

Section 3.3. Other Committees. The Chairperson may appoint, from time to time from among the Board members, other committee of one or more persons, for such purposes and with such powers as the Chairperson may determine.

However, a committee may not:

1)	Authorize distributions of assets or dividends.

2)	Approve action required to be approved by shareholders.

3)	Fill vacancies on the Board of Directors or any of its committees.

4)	Amend Articles of Incorporation.

5)	Adopt, amend or repeal Bylaws.

6)	Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

ARTICLE IV

Officers and Employees

Section 4.1. Chairperson of the Board. The Board of Directors shall elect one of its members to be Chairperson of the Board to serve at the pleasure of the Board. Such persons shall preside at all meetings of the Board of Directors. In the absence of the Chairperson or the Vice Chairperson, the President shall preside at any meeting of the Board. The Chairperson of the Board shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

Section 4.2. Vice Chairperson of the Board. The Board of Directors may elect one of its members to be Vice Chairperson. In the absence or incapacity of the Chairperson, the Vice Chairperson shall have the same powers as the Chairperson.

Section 4.3. President. The Board of Directors shall appoint one of its members to be President of the Company. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 4.4. Vice President. The Board of Directors may appoint one or more Vice Presidents at least one of whom shall also be authorized in the absence of the President to perform all acts and duties pertinent to the office of President, except those that the President only is authorized by law to perform.

Section 4.5. Secretary. The Board of Directors shall elect one of its members as Secretary of the Board who shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

Section 4.6. Cashier. The Board of Directors shall elect a Cashier, who shall provide for the keeping of proper records of all transactions of the Company; shall be custodian of the corporate seal, records, documents and papers of the Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 4.7. Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Managers and Assistant Managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Company. Such officers shall respectively exercise such powers and perform such duties as pertain to the several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairperson of the Board, or the President.

Section 4.8. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of president shall be filled promptly by the Board of Directors.

Section 4.9. Resignation. An officer may resign at any time by delivering notice to the Company. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

Indemnification

Section 5.1. Subject to such limitations as may be imposed by Section 18 of the Federal Deposit Insurance Act and regulations promulgated thereunder and other applicable laws of the United States and such lawful rules and regulations as may be promulgated thereunder, this Company shall, to the full extent that a corporation formed under the laws of the State of Vermont is now or hereafter permitted by law to do so, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or the person whose legal representative such person is, is or was a director, officer, employee or agent of this Company, or is or was serving at the request of this Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, fines, penalties, amounts paid in settlement and expenses (including, but not limited to, attorneys’ and accountants’ fees and disbursements) incurred by such person, and the person whose legal representative such person is, in connection with such threatened, pending or completed action, suit or such threatened, pending or completed action, suit or proceeding (whether the same shall be by or in the right of this Company or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise).

If the determination of whether indemnification in a specific case of a person referred to in the preceding paragraph is proper in the circumstances is to be made by the Board of Directors, the board may rely upon the written opinion of legal counsel as to whether such indemnification is permitted by law. Any person who has been refused indemnification by this Company shall nevertheless be indemnified by it if a court of competent jurisdiction determines that such indemnification is permitted by law.

Subject to the limitations expressed in the first paragraph of this Article Five this Company may, to the full extent that a corporation formed under the laws of the State of Vermont is now or hereafter permitted by law to do so:

1)	pay, in advance of the final disposition of a threatened or pending action, suit or proceeding, expenses which may be indemnifiable pursuant to the first paragraph of this Article Five that are or will be incurred in connection with such threatened or pending action, suit or proceeding, and

2)	purchase and maintain insurance on behalf of any person or persons referred to in the first paragraph of this Article Five against any liability asserted against any such person or persons for any matter contemplated by that paragraph, whether or not this Company would be permitted by law to indemnify such person or persons against such liability.

For the purposes of this Article Five, the term “this Company” includes, without limitation, any predecessor entity of this Company in a merger, consolidation or other transaction in which such predecessor entity’s existence ceased upon consummation of such transaction.

The intention of this Article Five is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive. If the indemnification permitted by law at the time this Article Five becomes effective, or at any future time, shall be broader or more inclusive than that provided for by the other provisions of this Article Five, then this Article Five shall be deemed to have been amended to require indemnification to the broadest and most inclusive extent permitted by law at such time. If any provision or portion of this Article Five shall be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

Any person, his/her heirs, executors, or administrators, to the extent permitted by Vermont law, may be indemnified or reimbursed by the Company for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he/she or they shall be made a party by reason of his/her being or having been a director, officer, or employee of the Company or of any firm, corporation, or organization which he/she served in any capacity at the request of the Company; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Company, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, his/her heirs, executors or administrators, may be entitled as a matter of law.

ARTICLE VI

Stock and Stock Certificates

Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Company, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior owner of such shares.

Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the President (which may be engraved, printed, or impressed) and shall be signed manually or by facsimile process by the Cashier or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Company shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Company properly endorsed.

The Board of Directors may adopt or use procedures for replacing lost, stolen or destroyed stock certificates as permitted by law.

The Company may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the Company as the shareholder. The procedure may set forth:

1)	The types of nominees to which it applies.

2)	The rights or privileges that the Company recognizes in a beneficial owner.

3)	How the nominee may request the Company to recognize the beneficial owner as the shareholder.

4)	The information that must be provided when the procedure is selected.

5)	The period over which the Company will continue to recognize the beneficial owner as the shareholder.

6)	Other aspects of the rights and duties created.

ARTICLE VII

Corporate Seal

The President, the Cashier, the Secretary or any Assistant Cashier or other officer thereunto designated by the Board of Directors, shall have authority to affix the Corporate seal to any document requiring such seal, and to attest to the same. Such seal shall be substantially in the following form:

(         Impression         )

(                 of                 )

(                Seal              )

ARTICLE VIII

Miscellaneous Provisions

Section 8.1. Fiscal Year. The Fiscal Year of the Company shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted in behalf of the Company by the Chairperson of the Board, or the President, or any Vice President, or the Cashier, or, if in connection with exercise of fiduciary powers of the Company, by any of said officers or by any Trust Officers. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Company in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this section 8.2 are supplementary to any other provision of these Bylaws.

Section 8.3. Records. The Articles of Incorporation, the Bylaws, and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other individual appointed to act as secretary of the meeting.

ARTICLE IX

Bylaws

Section 9.1. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of First Brandon National Bank, and shall be open for inspection to all shareholders during banking hours.

Section 9.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors by vote of a majority of the total number of the directors, except when otherwise provided by law.

I, CERTIFY THAT: (1) I am the duly constituted Secretary of First Brandon Financial Corporation and Secretary of its Board of Directors, as such Secretary I am the official custodian of its records; and (2) the foregoing Bylaws are the Bylaws of said Company, and all of them are now lawfully in force and effect.

In testimony thereof, I have hereunto affixed my official signature and the seal of the said Company, in the Town of Brandon, State of Vermont on this ___ day of _____________, 2006.

Secretary